UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 28, 2011
DIEBOLD, INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 490-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 28, 2011, Diebold, Incorporated (the “Company”) held its 2011 annual meeting of shareholders. At the meeting, the Company’s shareholders (1) elected each of the Board’s eleven (11) nominees for director to serve one-year terms or until the election and qualification of a successor; (2) ratified the appointment of KPMG LLP as the Company’s independent auditors for the year 2011; (3) held an advisory vote on named executive officer compensation; and (4) held an advisory vote on the frequency of the shareholder advisory vote on named executive officer compensation. These proposals are described in more detail in the Company’s definitive proxy statement dated March 11, 2011.
Set forth below are the final voting results for each proposal:
Proposal No. 1: Election of eleven (11) directors

	For	Withhold	Broker Non-Votes
Patrick W. Allender	54,697,520	837,664	4,963,739
Bruce L Byrnes	54,673,532	861,652	4,963,739
Mei-Wei Cheng	54,677,776	857,408	4,963,739
Phillip R. Cox	51,571,349	3,963,835	4,963,739
Richard L. Crandall	42,559,219	12,975,965	4,963,739
Gale S. Fitzgerald	51,739,431	3,795,753	4,963,739
Phillip B. Lassiter	54,287,684	1,247,500	4,963,739
John N. Lauer	51,706,311	3,828,873	4,963,739
Thomas W. Swidarski	54,434,298	1,100,886	4,963,739
Henry D. G. Wallace	45,542,887	9,992,297	4,963,739
Alan J. Weber	45,555,852	9,979,332	4,963,739
Proposal No. 2: Ratification of the appointment of KPMG LLP as the Company’s independent auditors for the year 2011

For	Against	Abstain
59,483,692	926,714	88,517
Proposal No. 3: Advisory vote on named executive officer compensation

For	Against	Abstain	Broker Non-Votes
45,693,733	4,061,964	5,779,487	4,963,739
Proposal No. 4: Advisory vote on the frequency of future advisory votes on named executive officer compensation

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
44,261,631	153,153	5,277,935	5,842,465	4,963,739

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIEBOLD, INCORPORATED
Date: May 4, 2011	By:	/s/ Chad F. Hesse
Chad F. Hesse
Vice President, Interim General Counsel and Secretary